Exhibit 4.110

Execution Version

Dated: as of August 8, 2011

OCEANFREIGHT INC.

as Borrower

KIFISSIA STAR OWNERS INC., OCEANCLARITY OWNERS LIMITED,

OCEANENERGY OWNERS LIMITED, OCEANFIGHTER OWNERS INC.,

OCEANPRIME OWNERS LIMITED, OCEANRESOURCES OWNERS LIMITED,

OCEANSHIP OWNERS LIMITED, OCEANSTRENGTH OWNERS LIMITED,

OCEANTRADE OWNERS LIMITED, OCEAN VENTURE OWNERS LIMITED,

OCEANWEALTH OWNERS LIMITED, OCEANWAVE OWNERS LIMITED,

OCEANPOWER OWNERS INC., OCEANFIRE OWNERS, INC.

and OCEANRUNNER OWNERS LIMITED

as Joint and Several Guarantors

THE BANKS AND FINANCIAL INSTITUTIONS NAMED

ON THE SIGNATURE PAGES HERETO

as Lenders

NORDEA BANK FINLAND PLC,

as Swap Bank

-and-

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

as Administrative Agent and Security Trustee

SECOND AMENDATORY AGREEMENT

Amending and Supplementing the Amended and Restated Loan Agreement dated as of February 12, 2008, as amended by a First Amendatory Agreement dated as of January 9, 2009

Watson, Farley & Williams

New York

SECOND AMENDATORY AGREEMENT dated as of August 8, 2011 (this “Second Amendatory Agreement”)

AMONG

(1)	OCEANFREIGHT INC., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as borrower (the “Borrower” , which expression includes its successors, transferees and assigns);

(2)	KIFISSIA STAR OWNERS INC., OCEANCLARITY OWNERS LIMITED, OCEANENERGY OWNERS LIMITED, OCEANFIGHTER OWNERS INC., OCEANPRIME OWNERS LIMITED, OCEANRESOURCES OWNERS LIMITED, OCEANSHIP OWNERS LIMITED, OCEANSTRENGTH OWNERS LIMITED, OCEANTRADE OWNERS LIMITED, OCEANVENTURE OWNERS LIMITED, OCEANWEALTH OWNERS LIMITED, OCEANWAVE OWNERS LIMITED, OCEANPOWER OWNERS INC., OCEANFIRE OWNERS, INC. and OCEANRUNNER OWNERS LIMITED, each a corporation incorporated and existing under the laws of the Republic of The Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several guarantors (the “Guarantors”, and each separately a “Guarantor”, which expressions include their respective successors, transferees and assigns);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE PAGES HERETO as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns);

(4)

NORDEA BANK FINLAND PLC, acting in such capacity through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, United Kingdom, as swap bank (in such capacity, the “Swap Bank”, which expression includes its successors, transferees and assigns);

(5)

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as administrative agent for the Lenders (in such capacity, the “Agent”, which expression includes its successors, transferees and assigns); and

(6)

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as security trustee for the Lenders and the Swap Bank (in such capacity, the “Security Trustee”, which expression includes its successors, transferees and assigns).

WITNESSETH THAT:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Swap Bank, the Agent, the Security Trustee and others are parties to an amended and restated loan agreement dated as of February 12, 2008, as amended by a First Amendatory Agreement dated as of January 9, 2009 (as so amended, the “Amended and Restated Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 20.1(b) of the Amended and Restated Loan Agreement to amend certain provisions of the Amended and Restated Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Amended and Restated Loan Agreement. In addition, in this Second Amendatory Agreement, “Amendment Effective Date” means the date on which all of the conditions precedent set forth in Clause 3 have been satisfied or waived.

2	AMENDMENTS TO THE AMENDED AND RESTATED LOAN AGREEMENT

2.1	Amendments. Pursuant to Clause 20.1(b) of the Amended and Restated Loan Agreement, the parties hereto agree to amend the Amended and Restated Loan Agreement as follows with effect on and from the Amendment Effective Date:

(a)	The definition of “Swap Bank” contained in the list of parties is amended and restated to read as follows:

“NORDEA BANK FINLAND PLC, acting in such capacity through its office at 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, United Kingdom, as swap bank (in such capacity, the “Swap Bank”, which expression includes its successors, transferees and assigns);”

(b)	The following definitions are added to Clause 1.1:

““DryShips” means DryShips, Inc., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose principal office is at 80 Kifissias Avenue, Amaroussion 15125, Athens, Greece;” and

““DryShips Guarantee” means a guarantee by DryShips of the Secured Liabilities of the Borrower, in form and substance satisfactory to the Agent;”

(c)	The definition of “Approved Manager” in Clause 1.1 is amended and restated to read as follows:

““Approved Manager” means, in relation to each Ship, TMS Bulkers Ltd., a corporation incorporated in the Republic of the Marshall Islands and maintaining a ship management office at Ag. Konstantinou 58 & Kifissias Avenue 15124 Marousi, Greece, or any other company which the Agent may, with the consent of the Majority Lenders, approve from time to time in writing as the technical or commercial manager of a Ship, such approval not to be unreasonably withheld;”

(d)	The definition of “Change of Control” in Clause 1,1 is amended and restated to read as follows:

““Change of Control” means:

(a)	any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) who is not as of September 30, 2011 a beneficial owner of the Borrower becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the total voting power or ownership interest of the Borrower; or

(b)	the board of directors of the Borrower ceases to consist of a majority of the directors existing as of September 30, 2011 or directors nominated by at least two-thirds (2/3) of the then existing directors;

provided that:

(i)	the acquisition by DryShips before, on or as of September 30, 2011, directly or indirectly, of more than 20% of the total voting power or ownership interest of the Borrower shall not constitute a Change of Control for purposes of this Agreement; and

(ii)	any change made by DryShips in the composition of the board of directors of the Borrower following the acquisition by DryShips, directly or indirectly, of more than 20% of the total voting power or ownership interest of the Borrower shall not constitute a Change of Control for purposes of this Agreement;”

(e)	The definition of “Finance Documents” in Clause 1.1 is amended and restated to read as follows:

““Finance Documents” means:

(a)	this Agreement;

(b)	the Notes;

(c)	the Master Agreement;

(d)	the Charter Assignments;

(e)	the DryShips Guarantee;

(f)	the Earnings Account Pledges;

(g)	the Earnings Assignments;

(h)	the Insurance Assignments;

(i)	the Mortgages and any related Deed of Covenant (together with any amendments thereto);

(j)	the Second Statutory Mortgages;

(k)	the Share Pledges;

(1)	the Third Statutory Mortgages; and

(m)	any other document (whether creating a Security Interest or not) which is executed at any time by any Obligor or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to or for the benefit of a Credit Party under this Agreement or any of the documents referred to in this definition;”

(f)	The following definitions are deleted from Clause 1.1:

“Intercreditor Deed”, “Ocean Blue”, “Ocean Blue Guarantee”, “Ocean Faith”, “Ocean Faith Guarantee”, “TAMARA”, “TAMARA MoA”, TAMARA Second Mortgage”, “TAMARA Second Priority Insurance Assignment”, “TIGANI”, “TIGANI MoA”, “TIGANI Second Mortgage” and “TIGANI Second Priority Insurance Assignment”.

(g)	Clause 10.1(g) is amended and restated to read as follows:

“(g)	the Borrower shall procure and deliver to the Agent a written appraisal report setting forth the Fair Market Value of each Ship as follows:

(i)	at the Borrower’s expense, for inclusion with each Compliance Certificate required to be delivered under Clauses 10.1(f)(i) and 10.1(f)(ii);

(ii)	at the Borrower’s expense, once each Financial Year upon the request of the Agent or the Majority Lenders; and

(iii)	at the Lenders’ expense, at all other times upon the request of the Agent or the Majority Lenders, unless an Event of Default has occurred and is continuing, in which case the Borrower shall procure it at its expense as often as requested;”

(h)	Clause 10.1(w) is amended and restated to read as follows:

“(w)	at all times on and after September 30, 2011, DryShips shall own, directly, or indirectly, more than 50% of the total voting power or ownership interest of the Borrower;”

(i)	Clause 10.2(1) is amended to read as follows:

“except in connection with the financing of the Ships and the maintenance of the Ships in the ordinary course of business, none of the Obligors will make any capital expenditures, or any loan or advance to, or any investment in, or enter into any working capital maintenance or similar agreement with respect to, any person (other than an Obligor or DryShips) or project, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise;”

(j)	Clause 10.2(p) is amended and restated to read as follows:

“(p)	none of the Obligors shall change its jurisdiction of incorporation or amend its constitutional documents except in connection with a merger or consolidation that is not prohibited by the terms of Clause 10.2(b) or, in the case of the Borrower, in connection with the acquisition by DryShips, directly, or indirectly, more than 50% of the total voting power or ownership interest of the Borrower;”

(k)	Clause 10.2(t) is amended and restated to read as follows:

“the Borrower may not pay dividends if an Event of Default has occurred and is continuing or would result therefrom.”

(l)	Clause 10.2(u) is deleted.

(m)	Clause 10.3(d) is amended and restated to read as follows:

“(d)	Until all Commitments have terminated and all amounts payable hereunder have been paid in full, the aggregate Fair Market Value of the Ships (as confirmed by the most recent Fair Market Value appraisal report delivered to the Agent under Clause 10.1(g)), plus deposits as per Clause 7.9(b) (including in respect of insurance proceeds receivable, on a pro forma basis before such proceeds are deposited with the Security Trustee) shall be not less than 125% of the Loan plus any unutilized Commitment in respect of the Tranche A Loan at all times thereafter (each, the “Collateral Maintenance Ratio”). If, at any time, the Collateral Maintenance Ratio shall be less than as required above, the Agent (acting upon the instruction of the Majority Lenders) shall have the right to require the Borrower and/or the Obligors, within 30 Business Days of the date of the written demand of the Agent, to either (at the Borrower’s option):

(1)	prepay the Loan in such amount as may be necessary to cause such aggregate Fair Market Value of the Ships to equal or exceed the Collateral Maintenance Ratio;

(2)	provide such additional Collateral as may be acceptable to the Agent in its sole reasonable discretion (acting upon the instruction of the Majority Lenders) so that aggregate Fair Market Value of the Ships and such additional Collateral equals or exceeds the Collateral Maintenance Ratio, and the Obligors hereby agree to comply with any such written demand made by the Agent.

As an alternative to (1) or (2) of this Clause 10.3(d), the Agent may agree with the Borrower to reduce any unutilized Commitment in respect of the Tranche A Loan in such amount as may be necessary to cause such aggregate Fair Market Value of the Ships plus deposits as per Clause 7.9(b) (including in respect of insurance proceeds receivable, on a pro forma basis before such proceeds are deposited with the Security Trustee) to equal or exceed the Collateral Maintenance Ratio ”

(n)	Clause 14.1 (e) is amended and restated to read as follows:

“(e)	any Obligor or DryShips shall default (subject to any applicable cure period) in the payment when due of any Financial Indebtedness (other than in respect of the Finance Documents) in the outstanding principal amount equal to or exceeding $1,000,000 in the case of any Obligor, or $10,000,000 in the case of DryShips only, or such Financial Indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Financial Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested by such Obligor or DryShips, in good faith and through appropriate proceedings and in a manner that does not involve any risk of sale, forfeiture, loss, confiscation or seizure of any of the Ships, and such Obligor or DryShips shall set aside on its books adequate reserves with respect thereto; or”

(o)	Clause 14.1(f) is amended and restated to read as follows:

“(f)	any representation or warranty made by any Obligor, DryShips or any other party (other than a Credit Party) in or pursuant to this Agreement or any of the other Finance Documents or in the Compliance Certificate shall prove to have been incorrect or misleading in any material respect when made or deemed made or confirmed; or”

(p)	Clause 14.1(h) is amended and restated to read as follows:

“(h)	any Obligor or DryShips shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or”

(q)	Clause 14.1(i) is amended and restated to read as follows:

“(i)	any proceeding shall be instituted by or against any Obligor or DryShips seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or”

(r)	Clause 14.1(j) is amended and restated to read as follows:

“(j)	an Obligor or DryShips ceases or threatens to cease to carry on its business except, with respect to a Guarantor, in the case of a sale or a proposed sale of its Ship; or”

(s)	Clause 14.1(k) is amended and restated to read as follows:

“(k)	all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, an Obligor or DryShips are seized, nationalized, expropriated or compulsorily acquired by or under authority of any government; or”

(t)	Clause 14.1(l) is amended and restated to read as follows:

“(l)	a creditor attaches or takes possession of, or a distress, execution, sequestration or process (each an “action”) is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues (the “assets”) of an Obligor or DryShips in relation to a claim by such creditor where such Obligor or DryShips does not or does not procure that such action is lifted, vacated, released or expunged, or substitute security posted, within 30 days of such action being (i) instituted and (ii) notified to such Obligor or DryShips; or”

(u)	Clause 14.1(o) is amended and restated to read as follows:

“(o)	it becomes impossible or unlawful:

(i)	for an Obligor or DryShips or any other party thereto (other than a Credit Party) to fulfill any of the covenants and obligations contained in this Agreement and/or any of the other Finance Documents to which it is a party; or

(ii)	for a Credit Party to exercise any of the rights vested in it under this Agreement and/or any of the other Finance Documents or otherwise; or”

(v)	Clause 14.1(p) is amended and restated to read as follows:

“(p)	there occurs, in the reasonable opinion of the Majority Lenders, a material adverse change in the financial condition of an Obligor or DryShips that impairs the ability of an Obligor or DryShips to perform its obligations under any Finance Document to which it is a party; or”

(w)	Clause 14.1(q) is amended and restated to read as follows:

“(q)	any other event occurs or circumstance arises which, in the reasonable opinion of the Majority Lenders, is likely materially and adversely to affect:

(i)	the ability of an Obligor, DryShips or any other party (other than a Credit Party) to perform all or any of its respective obligations under or otherwise to comply with the terms of this Agreement or any of the other Finance Documents to which it is a party; or

(ii)	the security created by any Collateral; or”

(x)	Clause 14.1(r) is amended and restated to read as follows:

“(r)	an event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default (subject to any applicable cure period), has occurred under any material agreement (other than the Finance Documents) to which any of the Obligors or DryShips is a party; provided that with respect to DryShips, such event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default (subject to any applicable cure period) shall be limited to a default in the payment of principal or interest due under such agreement, or a default where payment of the indebtedness under such agreement has been accelerated; or”

(y)	Clause 14.1(s) is amended and restated to read as follows:

“(s)	any judgment or order is made, the effect whereof would be to render ineffective or invalid this Agreement or any other Finance Document or any material provision thereof, or any Obligor or DryShips party thereto asserts that any such agreement or provision thereof is invalid.”

(z)	Clause 21.2 is amended and restated to read as follows:

“21.2 Addresses for communications. A notice shall be sent:

(a)	to the Borrower or any Guarantor:

Omega Building

80 Kifissias Avenue

151 25 Maroussi

Athens, Greece

Attention: Chief Financial Officer

Fax No.: +30-210-614-0284

with a copy to:

Seward & Kissel LLP

One Battery Park

New York, New York 10004

Attention: Gary Wolfe, Esq.

Fax No.:+212-480-8421

(b)	to the Agent
	or the Security Trustee:	Nordea Bank Finland PLC, New York Branch 437 Madison Avenue

“SCHEDULE 1

LENDERS AND COMMITMENTS

TRANCHE A LOAN

Lender	Tranche A Loan Commitment

1. Nordea Bank Finland PLC, London branch	$46,150,000

Lending Office:

Nordea Bank Finland PLC, London branch

8th Floor

City Place House

55 Basinghall Street

London EC2V 5NB

UK

Telephone: +44 20 7726 9000

Facsimile: (1)+44 20 7726 9102

Attn: Loan Administration

(2) +44 20 7726 9188 ; Attn: Shipping Dept.

Notice Address:

Nordea Bank Finland PLC, London branch

8th Floor

City Place House

55 Basinghall Street

London EC2V 5NB

UK

Telephone: +44 20 7726 9000

Facsimile: (1)+44 20 7726 9102

Attn: Loan Administration

(2) +44 20 7726 9188 ; Attn: Shipping Dept.

2. Bank of Scotian d plc	$30,770,000

Lending Office:

Bank of Scotland

Corporate

Marine Finance

Pentland House

8 Lochside Avenue

Edinburgh EH 12 9DJ

U.K.

Notice Address (for legal notices):

Bank of Scotland

Corporate

Marine Finance

Pentland House

8 Lochside Avenue

Edinburgh EH12 9DJ

U.K.

Notice Address (for all other notices):

Bank of Scotland

Corporate

Loans Management Support

Citymark

150 Fountainbridge

Edinburgh EH3 9PE

U.K.

Attention: Peter McKenzie

Telephone: + 44 131 347 7867

Facsimile: +44 131 347 7471

3. Piraeus Bank A.E.	$30,770,000

Lending Office:

Piraeus Bank A.E.

47-49 Akti Miaouli

185 36 Piraeus

Greece

Notice Address:

Piraeus Bank A.E.

47-49 Akti Miaouli

185 36 Piraeus

Greece

Attention: Mrs. Polytimi Matharicou

Telephone: +30 210 42 95 214

Facsimile: +30 210 42 92 659

4. Skandinaviska Enskilda Banken AB	$30,770,000

Lending Office:

Skandinaviska Enskilda Banken AB

10640 Stockholm

Sweden

Notice Address:

Rissneleden 110

S-106 40 Stockholm

Sweden

Attention: Annika Forsberg

Telephone: +46 (0)8 763 85 96

Facsimile: + 46 (0)8 611 03 84

5. Commerzbank AG	$18,462,000

Lending Office:

Commerzbank AG; Hamburg

Ness 7-9

20457 Hamburg

Germany

Notice Address:

Commerzbank AG; Hamburg

Ness 7-9

20457 Hamburg

Germany

Attention: Christin Germann

Telephone: +49403683 2254

Facsimile: +49 40 3683 4068

6. Commerzbank AG, Filiale Luxemburg	$18,462,000

Lending Office:

Commerzbank AG, Filiale Luxemburg

25, Rue Edward Steichen

L-2540 Luxembourg

Notice Address:

Commerzbank AG, Filiale Luxemburg

25, Rue Edward Steichen

L-2540 Luxembourg

Attention: Andrea Stockemer

Telephone: +352 477911 3150

Facsimile: +352 477911 3901

7. Bank of America, N.A.	$12,308,000

Lending Office:

Bank of America, N.A.

100 Federal Street

Boston, MA 02110

U.S.A.

Notice Address:

Bank of America, N.A.

100 Federal Street

Boston, MA 02110

U.S.A.

Attention: Kourosh Hessamfar

Telephone: 617-434-5660

Facsimile: 617-341-5700

8. FBB - First Business Bank S.A.	$12,308,000

Lending Office:

FBB - First Business Bank S.A.

Shipping Division

62, Notara & Sotiros Dios Street

18535, Piraeus

Greece

Notice Address:

FBB - First Business Bank S.A.

62, Notara & Sotiros Dios Street

18535, Piraeus

Greece

Attention: Vassiliki Athanassoulia

Telephone: +30 210 411 76 58

Facsimile: +30 210 413 20 58

SCHEDULE 1

LENDERS AND COMMITMENTS

TRANCHE B LOAN

Lender	Tranche B Loan Commitment

1. Nordea Bank Finland PLC, London branch	$28,850,000

Lending Office:

Nordea Bank Finland PLC, London branch

8th Floor

City Place House

55 Basinghall Street

London EC2V 5NB

UK

Telephone: +44 20 7726 9000

Facsimile: (1)+44 20 7726 9102

Attn: Loan Administration

(2) +44 20 7726 9188 ; Attn: Shipping Dept.

Notice Address:

Nordea Bank Finland PLC, London branch

8th Floor

City Place House

55 Basinghall Street

London EC2V 5NB

UK

Telephone: +44 20 7726 9000

Facsimile: (1)+44 20 7726 9102

Attn: Loan Administration

(2) +44 20 7726 9188 ; Attn: Shipping Dept.

2. Bank of Scotland plc	$19,230,000

Lending Office:

Bank of Scotland

Corporate

Marine Finance

Pentland House

8 Lochside Avenue

Edinburgh EH12 9DJ

U.K.

Notice Address (for legal notices):

Bank of Scotland

Corporate

Marine Finance

Pentland House

8 Lochside Avenue

Edinburgh EH12 9DJ

U.K.

Notice Address (for all other notices):

Bank of Scotland

Corporate

Loans Management Support

Citymark

150 Fountainbridge

Edinburgh EH3 9PE

U.K.

Attention: Peter McKenzie

Telephone: +44 131 347 7867

Facsimile: +44 131 347 7471

3. Piraeus Bank A.E.	$19,230,000

Lending Office:

Piraeus Bank A.E.

47-49 Akti Miaouli

185 36 Piraeus

Greece

Notice Address:

Piraeus Bank A.E.

47-49 Akti Miaouli

185 36 Piraeus

Greece

Attention: Mrs. Polytimi Matharicou

Telephone: +30 210 42 95 214

Facsimile: +30 210 42 92 659

4. Skandinaviska Enskilda Banken AB	$19,230,000

Lending Office:

Skandinaviska Enskilda Banken AB

10640 Stockholm

Sweden

Notice Address:

Rissneleden 110

S-106 40 Stockholm

Sweden

Attention: Annika Forsberg

Telephone: +46 (0)8 763 85 96

Facsimile: +46 (0)8 611 03 84

5. Commerzbank AG	$11,538,000

Lending Office:

Commerzbank AG; Hamburg

Ness 7-9

20457 Hamburg

Germany

Notice Address:

Commerzbank AG; Hamburg

Ness 7-9

20457 Hamburg

Germany

Attention: Christin Germann

Telephone: +49 40 3683 2254

Facsimile: +49 40 3683 4068

6. Commerzbank AG, Filiale Luxemburg	$11,538,000

Lending Office:

Commerzbank AG, Filiale Luxemburg

25, Rue Edward Steichen

L-2540 Luxembourg

Notice Address:

Commerzbank AG, Filiale Luxemburg

25, Rue Edward Steichen

L-2540 Luxembourg

Attention: Andrea Stockemer

Telephone: +352 477911 3150

Facsimile: +352 477911 3901

7. Bank of America, N.A.	$7,692,000

Lending Office:

Bank of America, N.A.

100 Federal Street

Boston, MA 02110

U.S.A.

Notice Address:

Bank of America, N.A.

100 Federal Street

Boston, MA 02110

U.S.A.

Attention: Kourosh Hessamfar

Telephone: 617-434-5660

Facsimile: 617-341-5700

8. FBB - First Business Bank S.A.	$7,692,000

Lending Office:

FBB - First Business Bank S.A.

Shipping Division

62, Notara & Sotiros Dios Street

18535, Piraeus

Greece

Notice Address:

FBB - First Business Bank S.A.

62, Notara & Sotiros Dios Street

18535, Piraeus

Greece

Attention: Vassiliki Athanassoulia

Telephone: +30 210 411 76 58

Facsimile: +30 210 413 20 58”

3	CONDITIONS PRECEDENT

3.1	Conditions precedent. The effectiveness of this Second Amendatory Agreement shall be subject to the following conditions precedent being completed to the reasonable satisfaction of the Agent on or prior to September 30, 2011 (the “Conditions Precedent Deadline”):

(a)	The Agent shall have received an original of this Second Amendatory Agreement, duly executed by the parties hereto;

(b)	The Agent shall have received an original of the DryShips Guarantee, duly executed by DryShips;

(c)	The Agent shall have received evidence satisfactory to it that DryShips has acquired 50% or more of the total voting power or ownership interest of the Borrower;

(d)	The Agent shall have received an original Manager’s Undertaking in respect of each Ship, signed by the Approved Manager;

(e)	The Agent shall have received:

(i)	copies of the constitutional documents of each Obligor and DryShips, certified by the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

(ii)	copies of certificates certifying that each Obligor and DryShips is duly incorporated and in good standing under the laws of such party’s jurisdiction of incorporation;

(iii)	copies of resolutions of the directors (or equivalent governing body) (and where required by applicable law, the shareholders or equivalent equity holders) of each Obligor and DryShips authorizing or ratifying the execution of each of this Second Amendatory Agreement and any other documents required hereby by named officers or attomeys-in-fact, certified by the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

(iv)	the original of any power of attorney under which this Second Amendatory Agreement and any other document to be executed pursuant to this Second Amendatory Agreement was or is to be executed on behalf of an Obligor or DryShips (unless such execution is authorized without a power of attorney);

(v)	copies of all consents which any of the Obligors or DryShips required or requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Second Amendatory Agreement and any other document to be executed pursuant to this Second Amendatory Agreement, each certified by the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or certification by such secretary (or equivalent officer) that no such consents are required;

(vi)	a certificate of each Obligor and DryShips, signed on behalf of such party by the secretary (or equivalent officer) of such party, certifying as to:

1.	the absence of any proceeding for the dissolution or liquidation of such party;

2.	(in the case of the Obligors only) the veracity in all material respects of the representations and warranties contained in the Amended and Restated Loan

Agreement, as amended hereby, as though made on and as of the date of such certification, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Amended and Restated Loan Agreement;

3.	the absence of any material misstatement of fact in any information provided by any of the Obligors or DryShips to the Agent, any of the Lenders or the Swap Bank [since March 30, 2011] and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.	the absence of any event occurring and continuing, or resulting from this Second Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default;

(vii)	a favorable opinion of Seward & Kissel LLP, New York and Marshall Islands counsel to the Obligors and DryShips, in form, scope and substance satisfactory to the Agent; and

(viii)	the Borrower shall have paid to the Agent at the time of execution of this Second Amendatory Agreement an amendment fee in the amount of 0.10% of the Commitment of each Lender consenting to this Second Amendatory Agreement,

3.2	Waiver of conditions precedent. The Agent, with the consent of the Lenders and the Swap Bank, may waive one or more of the conditions referred to in Clause 3.1 provided that the Obligors and/or DryShips, as the case may be, shall have delivered to the Agent a written undertaking to satisfy such conditions within ten (10) Business Days after the Agent grants such waiver (or such longer period as the Agent may specify).

3.3	Failure to complete conditions precedent. If the Obligors fail to complete all or any of the conditions precedent required by Clause 3.1 by the Conditions Precedent Deadline, and the Agent has not granted a waiver pursuant to Clause 3.2 hereof, the Obligors acknowledge and agree that this Second Amendatory Agreement shall be null, void and of no effect and that the Credit Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Amended and Restated Loan Agreement and the other Finance Documents (all of which are expressly reserved).

4	EFFECT OF AMENDMENTS

4.1	References. Each reference in the Amended and Restated Loan Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of like import, and each reference to the “Amended and Restated Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Amended and Restated Loan Agreement as amended hereby.

4.2	Effect of amendments. Subject to the terms of this Second Amendatory Agreement, with effect on and from the Amendment Effective Date, the Amended and Restated Loan Agreement shall be, and shall be deemed by this Second Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Amended and Restated Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended. In addition, each of the Finance Documents shall be, and shall be deemed by this Second Amendatory Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of such Finance Documents to, the “Amended and Restated Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Amended and Restated Loan Agreement and those Finance Documents as amended or supplemented by this Second Amendatory Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Second Amendatory Agreement,

4.3	No other amendments; ratification.

(a)	Except as amended, waived or temporarily waived hereby, all other terms and conditions of the Amended and Restated Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

(b)	Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the Guarantee in Clause 11 of the Amended and Restated Loan Agreement remains in full force and effect.

(c)	The Obligors acknowledge and agree that the Amended and Restated Loan Agreement shall, together with this Second Amendatory Agreement, be read and construed as a single agreement.

4.4	Acknowledgement. Each of the Obligors, DryShips and the Credit Parties acknowledges and agrees that the amendments contained herein, and the transactions contemplated by the acquisition by DryShips of, directly or indirectly, of more than 20% of the total voting power or ownership interest of the Borrower, are permitted by Clauses 10.2(b) and 10.2(c) of the Amended and Restated Loan Agreement, and waives any claim to the contrary.

5	REPRESENTATIONS AND WARRANTIES

5.1	Authority. The execution and delivery by each of the Obligors of this Second Amendatory Agreement and the performance by each Obligor of all of its agreements and obligations under the Amended and Restated Loan Agreement, as amended hereby, are within such Obligor’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Obligor.

5.2	Enforceability. This Second Amendatory Agreement and the Amended and Restated Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Obligors party hereto and are enforceable against such Obligors in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

6	INTENTIONALLY OMITTED.

7	MISCELLANEOUS

7.1	Governing law. THIS SECOND AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

7.2	Counterparts. This Second Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

7.3	Severability. Any provision of this Second Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4	Payment of expenses. The Obligors agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Second Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

7.5	Headings and captions. The headings captions in this Second Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGES FOLLOW]

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WHEREFORE, the parties hereto have caused this Second Amendatory Agreement to be executed as of the date first above written.

	OCEANFREIGHT INC.,	NORDEA BANK FINLAND PLC, NEW
	as Borrower	YORK BRANCH, as Agent and Security
Trustee

By:	/s/ John Liveris
	Name: Prof. John Liveris	By:
	Title: Chairman of the Board of Directors	Name
Title

KIFISSIA STAR OWNERS INC.,
	as Guarantor	By:
Name
Title
By:
Name
Title

	OCEANCLARITY OWNERS LIMITED,	NORDEA BANK FINLAND PLC,
	as Guarantor	as Swap Bank

By:		By:
	Name	Name
	Title	Title

	OCEANENERGY OWNERS LIMITED,	By:
	as Guarantor	Name
Title

By:
	Name	NORDEA BANK NORGE ASA,
	Title	acting through its Grand Cayman branch,
as Lender

OCEANFIGHTER OWNERS INC.,
	as Guarantor	By:
Name
Title
By:
	Name	By:
	Title	Name
Title

WHEREFORE, the parties hereto have caused this Second Amendatory Agreement to be executed as of the date first above written.

OCEANFREIGHT INC., as Borrower		NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Agent and Security Trustee

By:
	Name	By:
	Title		Name
Title

KIFISSIA STAR OWNERS INC., as Guarantor		By:
Name
Title
By:	/s/ Monica Treitmeir-McCarthy
Name Monica Treitmeir-McCarthy
Title Attorney-in-Fact

OCEANCLARITY OWNERS LIMITED, as Guarantor		NORDEA BANK FINLAND PLC, as Swap Bank

By:	/s/ Monica Treitmeir-McCarthy	By:
	Name Monica Treitmeir-McCarthy		Name
	Title Attorney-in-Fact		Title

OCEANENERGY OWNERS LIMITED,		By:
as Guarantor			Name
Title

By:	/s/ Monica Treitmeir-McCarthy
	Name Monica Treitmeir-McCarthy	NORDEA BANK NORGE ASA,
	Title Attorney-in-Fact	acting through its Grand Cayman branch, as Lender

OCEANFIGHTER OWNERS INC., as Guarantor		By:
Name
Title
By:	/s/ Monica Treitmeir-McCarthy
	Name Monica Treitmeir-McCarthy	By:
	Title Attorney-in-Fact		Name
Title

OCEANPRIME OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy
Title Attorney-in-Fact

OCEANRESOURCES OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy
Title Attorney-in-Fact

OCEANSHIP OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy
Title Attorney-in-Fact

OCEANSTRENGTH OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy
Title Attorney-in-Fact

OCEANTRADE OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy
Title Attorney-in-Fact

OCEANVENTURE OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

OCEANWEALTH OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

OCEANWAVE OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

OCEANPOWER OWNERS INC., as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

OCEANFIRE OWNERS, INC., as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

OCEANRUNNER OWNERS LIMITED, as Guarantor

By:	/s/ Monica Treitmeier-McCarthy
Name Monica Treitmeier-McCarthy Title Attorney-in-Fact

WHEREFORE, the parties hereto have caused this Second Amendatory Agreement to be executed as of the date first above written.

OCEANFREIGHT INC., as Borrower	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Agent and Security Trustee

By:
Name	By:	/s/ Kren Holm - Jorgensen
Title		Name Kren Holm - Jorgensen
Title Senior Vice President

KIFISSIA STAR OWNERS INC., as Guarantor	By:	/s/ Justin K. Martin
Name Justin K. Martin
Title Assistant Vice President
By:
Name
Title

OCEANCLARITY OWNERS LIMITED, as Guarantor	NORDEA BANK FINLAND PLC, as Swap Bank

By:	By:
Name		Name
Title		Title

OCEANENERGY OWNERS LIMITED,	By:
as Guarantor		Name
Title

By:
Name	NORDEA BANK FINLAND PLC,
Title	LONDON BRANCH,
as Lender

OCEANFIGHTER OWNERS INC., as Guarantor	By:
Name
Title
By:
Name	By:
Title		Name
Title

13

PIRAEUS BANK A.E., as Lender

By:	/s/ Jason Dallas
Name:	Jason Dallas
Title:	Senior Relationship Manager

By:	/s/ Ismini Kouvelos
Name:	Ismini Kouvelos
Title:	Assistant Relationship Manager

SKANDINAVISKA ENSKILDA BANKEN AB, as Lender

By:	/s/ KRISSY RANDS
Name:	KRISSY RANDS
Title:

/s/ Malcolm Stonehouse
Malcolm Stonehouse
Client Associate

7

WHEREFORE, the parties hereto have caused this Second Amendatory Agreement to be executed as of the date first above written.

OCEANFREIGHT INC., as Borrower	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Agent and Security Trustee

By:
Name	By:
Title		Name
Title

KIFISSIA STAR OWNERS INC., as Guarantor	By:
Name
Title
By:
Name
Title

OCEANCLARITY OWNERS LIMITED, as Guarantor	NORDEA BANK FINLAND PLC, as Swap Bank

By:	By:	/s/ M.D. Sheppard
Name		Name M.D. Sheppard
Title		Title Vice President

OCEANENERGY OWNERS LIMITED,	By:	/s/ Niklas Nilsson
as Guarantor		Name Niklas Nilsson
Title Senior Relationship Manager

By:
Name	NORDEA BANK FINLAND PLC,
Title	LONDON BRANCH,
as Lender

OCEANFIGHTER OWNERS INC.,
as Guarantor	By:	/s/ M.D. Sheppard
Name M.D. Sheppard
Title Vice President
By:
Name	By:	/s/ Niklas Nilsson
Title		Name Niklas Nilsson
Title Senior Relationship Manager

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Judith A. Huckins
Name:	Judith A. Huckins
Title:	Vice President

COMMERZBANK AG, as Lender

By:	/s/ Illegible
Name:	Illegible Rölver
Title:	AVP AVP

8

BANK OF SCOTLAND PLC, as Lender

By:	/s/ S. MACLACHLAN
Name:	S. MACLACHLAN
Title:	ASSOCIATE DIRECTOR

17